Calculation of Filing Fee Tables
S-8
INNIO N.V.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common shares, nominal value EUR 0.04 per share, reserved for future issuance under the Registrant's 2026 Incentive Award Plan (the "2026 Plan")	Other	11,250,000	$ 27.00	$ 303,750,000.00	0.0001381	$ 41,947.88
Total Offering Amounts:						$ 303,750,000.00		$ 41,947.88
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 41,947.88
Offering Note
[1]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common shares that become issuable under the above-named plan, by reason of any share dividend, share split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of common shares, as applicable. (b) Represents 11,250,000 shares of the Registrant's common shares reserved for issuance under the 2026 Plan. The number of shares of common shares reserved for issuance under the 2026 Plan will automatically increase on January 1 of each calendar year from January 1, 2027 through (and including) January 1, 2036, by that number of shares equal to the lesser of (i) 2% of the aggregate number of shares outstanding as of the last day of the immediately preceding fiscal year and (ii) such smaller number of shares as is determined by the board of directors of the Registrant. (c) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the initial public offering price of the common shares, which was equal to $27.00.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources